Exhibit 4.6

SOUTHERN POWER COMPANY

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 4, 2026

SERIES 2026A 4.80% SENIOR NOTES

DUE JUNE 15, 2031

TABLE OF CONTENTS1

______________________
1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.
i

THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 4th day of June, 2026, by and between SOUTHERN POWER COMPANY, a corporation duly organized and existing under the laws of the state of Delaware having its principal place of business at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308 (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, 12 Concourse Parkway, Suite 800, Atlanta, Georgia 30328 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of August 1, 2025 (the “Original Indenture”), with U.S. Bank Trust Company, National Association, as heretofore supplemented;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Third Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of unsecured senior debentures or notes or other evidence of indebtedness (the “Senior Notes”) may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Series 2026A Senior Notes
SECTION 101. Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2026A 4.80% Senior Notes due June 15, 2031 (the “Series 2026A Notes”).

There are to be authenticated and delivered $600,000,000 principal amount of Series 2026A Notes, and such principal amount of the Series 2026A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2026A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2026A Notes. Any such additional Series 2026A Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). No Series 2026A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2026A Notes shall be issued in fully registered form.
The Series 2026A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2026A Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the Series 2026A Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2026A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
The Series 2026A Notes will not have a sinking fund.
SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“Interest Payment Dates” means June 15 and December 15 of each year, commencing December 15, 2026.
“Original Issue Date” means June 4, 2026.
“Par Call Date” has the meaning set forth in Section 107 hereof.
“Regular Record Date” means, with respect to each Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Interest Payment Date if any Series 2026A Notes are issuable in the form of one or more Global Securities or (ii) on the 15th calendar day preceding such Interest Payment Date if no Series 2026A Notes are issuable in the form of one or more Global Securities (whether or not a Business Day).
“Stated Maturity” means June 15, 2031.
“Tax Credit Event” has the meaning set forth in Section 107 hereof.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SECTION 103. Payment of Principal and Interest. The principal of the Series 2026A Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2026A Notes shall bear interest at the rate of 4.80% per annum until paid or duly provided for. Interest shall be paid semiannually in arrears on each Interest Payment Date to the Person in whose name the Series 2026A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2026A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2026A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2026A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the Series 2026A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2026A Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest or principal is payable on the Series 2026A Notes is not a Business Day, then payment of the interest or principal payable, as applicable, on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.
Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2026A Notes shall be made upon surrender of the Series 2026A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2026A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
SECTION 104. Denominations. The Series 2026A Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 105. Global Securities. The Series 2026A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series 2026A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2026A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2026A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2026A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2026A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2026A Notes registered in such names as the Depositary shall direct.
Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
SECTION 106. Transfer. No service charge will be made for any transfer or exchange of Series 2026A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2026A Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2026A Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to register the transfer of or exchange any Series 2026A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2026A Notes redeemed in part.
SECTION 107. Redemption at the Company’s Option. Prior to April 15, 2031 (the “Par Call Date”), the Company may redeem the Series 2026A Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at a

Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Series 2026A Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Series 2026A Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Series 2026A Notes, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Series 2026A Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

In addition, if a Tax Credit Event occurs, the Company may redeem, upon a notice of redemption not less than 15 nor more than 60 days prior to the date fixed for redemption, the Series 2026A Notes, in whole, but not in part, at a Redemption Price equal to 101% of the principal amount of the Series 2026A Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. A notice of redemption of the Series 2026A Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Series 2026A Notes were issued and (b) six months from the date of issuance of the Series 2026A Notes and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
A “Tax Credit Event” occurs with respect to the Series 2026A Notes if, in the Company's reasonable determination, there exists a material risk, due to the Series 2026A Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.
In the event of redemption of the Series 2026A Notes in part only, a new Series 2026A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof (or through book-entry transfer for Global Securities).
Notice of redemption shall be given as provided in Section 1104 of the Original Indenture except that any such notice of redemption with respect to any redemption occurring prior to the Par Call Date shall not specify the Redemption Price therefor but only the manner of calculation thereof. The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.
Any redemption of less than all of the Series 2026A Notes shall, with respect to the principal thereof, be divisible by $1,000. If less than all of the Series 2026A Notes are being redeemed, the selection of the Series 2026A Notes to be redeemed shall be done in accordance with the Depositary’s procedures.
ARTICLE 2
Miscellaneous Provisions
SECTION 201. Recitals by Company. The recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2026A Notes and of this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 203. Executed in Counterparts. This Third Supplemental Indenture shall be valid, binding and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a scanned or photocopied manual signature. Each electronic signature or scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 204. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

SOUTHERN POWER COMPANY
By:	/s/Gary Kerr
	Name:	Gary Kerr
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President

EXHIBIT A

FORM OF SERIES 2026A NOTE

NO. __	CUSIP NO. 843646 AZ3
SOUTHERN POWER COMPANY
SERIES 2026A 4.80% SENIOR NOTE
DUE JUNE 15, 2031

Principal Amount:	$________________
Regular Record Date:
One Business Day prior to Interest Payment Date (if any Series 2026A Notes are issuable in the form of one or more Global Securities) or 15th calendar day prior to Interest Payment Date (if no Series 2026A Notes are issuable in the form of one or more Global Securities)

Original Issue Date:	June 4, 2026
Stated Maturity:	June 15, 2031
Interest Payment Dates:	June 15 and December 15
Interest Rate:	4.80% per annum
Authorized Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Southern Power Company, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of ______________________________________ DOLLARS ($______________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on each Interest Payment Date as specified above, commencing on December 15, 2026, and on the Stated Maturity (or upon earlier redemption) at the rate per annum shown above until the principal hereof is paid or made available for payment and at such rate on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest or principal is payable on this Note is not a Business Day, then payment of the interest or principal payable, as applicable, on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.
Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2026A Notes shall be made upon surrender of the Series 2026A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2026A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

SOUTHERN POWER COMPANY
By:
Title:

Attest:

Title:

{Seal of SOUTHERN POWER COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(Reverse Side of Note)
This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture, dated as of August 1, 2025, as supplemented (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2026A 4.80% Senior Notes due June 15, 2031 (the “Series 2026A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
Prior to April 15, 2031 (the “Par Call Date”), the Company may redeem the Series 2026A Notes at its option, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Series 2026A Notes matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the Redemption Date, and (2) 100% of the principal amount of the Series 2026A Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
On or after the Par Call Date, the Company may redeem the Series 2026A Notes, in whole or in part, at any time and from time to time, upon not less than 10 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Series 2026A Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted each business day by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on

H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semiannual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
In addition, if a Tax Credit Event occurs, the Company may redeem, upon a notice of redemption not less than 15 nor more than 60 days prior to the date fixed for redemption, the Series 2026A Notes, in whole, but not in part, at a Redemption Price equal to 101% of the principal amount of the Series 2026A Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date. A notice of redemption of the Series 2026A Notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Series 2026A Notes were issued and (b) six months from the date of issuance of the Series 2026A Notes and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
A “Tax Credit Event” occurs with respect to the Series 2026A Notes if, in the Company's reasonable determination, there exists a material risk, due to the Series 2026A Notes (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code

of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

The Series 2026A Notes will not have a sinking fund.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ________________________ (State)

Additional abbreviations may also be used
though not on the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

__________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
__________________________________________________________________________

__________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
__________________________________________________________________________
__________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

EXHIBIT B

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

Dated:	U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

B-1